UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

0-12788	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 6, 2008, Casey’s General Stores, Inc. (the “Company”) issued a press release announcing its financial results for the third fiscal quarter ended January 31, 2008. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

John R. Fitzgibbon, a Director of the Company since 1983, died on March 2, 2008. Mr. Fitzgibbon served as the Chair of the Compensation Committee of the Board of Directors, and also served on the Board’s Audit and Nominating Committees.

As set forth in the attached press release, Donald F. Lamberti, one of the founders of the Company, resigned from the Board effective as of March 4, 2008. At its meeting on March 5, 2008, the Board elected Jeffrey M. Lamberti, Don’s son and former President of the Iowa Senate, to fill the Board vacancy created by the retirement of Don Lamberti.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The exhibit accompanying this report is listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: March 6, 2008	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description
99.1	Press Release of Casey’s General Stores, Inc. dated March 6, 2008